Exhibit 10.3

February 9, 2012

Assured Guaranty Ltd.

30 Woodbourne Ave

Hamilton, Bermuda

Dear Sir/Madam:

Re: Employment Continuation and Termination of Employment Agreement

I currently serve as Chief Operating Officer of Assured Guaranty Ltd. (the “Company”), and the terms of my employment are currently subject to an employment agreement by and between myself and the Company, Assured Guaranty U.S. Holdings, Inc. (“Holdings”) and Assured Guaranty Corp. (“AGC”), as amended and restated effective January 1, 2009 and as amended pursuant to the waiver letter signed on April 21, 2011 (the “Employment Agreement”).

In connection with a review of the Company’s executive compensation practices, the Company, Holdings, AGC and I have agreed that it is mutually beneficial that the terms of my employment cease to be subject to the terms of the Employment Agreement and that, instead, my continued employment be subject to the policies and procedures that apply to other senior executive officers of the Company, Holdings, and AGC.  Accordingly, I understand and the Company confirms that, without regard to the discontinuation of the Employment Agreement, I will continue to serve as the Chief Operating Officer of the Company, and that, once the Employment Agreement is no longer in effect, I will be eligible to participate in the same compensation arrangements and benefit plans that are available to other senior executive officers of the Company, Holdings, and AGC, including, upon their establishment, the Assured Guaranty Ltd. Executive Severance Policy, substantially in the form attached hereto as Exhibit A (the “Severance Plan”), and the Assured Guaranty Ltd. Executive Perquisite Policy, substantially in the form attached hereto as Exhibit B (the “Perquisite Policy”).

Notwithstanding the terms of the Employment Agreement regarding survivorship of rights and obligations thereunder, I hereby agree that my Employment Agreement, and my rights thereunder, will  terminate by mutual agreement and be of no further effect, and similarly, I understand that the rights and obligations of the Company, Holdings and AGC under the Employment Agreement will terminate by mutual agreement and be of no further effect, all immediately upon the execution of this letter agreement by the Company, Holdings and AGC (the “Effective Date”).  As of the Effective Date, I understand that I shall have no rights to any benefits and payments as previously set forth in and governed by the Employment Agreement and that any benefits and payments due to me shall be determined pursuant to the terms of those compensation arrangements and benefit plans of the Company, Holdings, and AGC in which I participate, including the Severance Plan and the Perquisite Policy as adopted by the Company (and subject to any further amendments by the Company), and shall be subject to my compliance with any requirements and obligations as contained in such compensation arrangements and benefit plans, including the Severance Plan and the Perquisite Policy. For the avoidance of doubt, I further acknowledge and agree that the termination of my Employment Agreement and the termination of my rights thereunder do not give rise to a “Good Reason Resignation” as such term is defined in the Employment Agreement nor to any other termination of employment as contemplated by and within the meaning of Section 10 of the Employment Agreement.

Except as provided specifically in this letter, I shall retain any rights that I may have, and the Company, Holdings, and AGC shall retain any rights they may have, pursuant to any agreement, other than the Employment Agreement, between myself and the Company, Holdings or AGC; for the avoidance of doubt, the Company, Holdings, AGC and I agree that I shall retain any rights that I may have, and the Company, Holdings, and AGC shall retain any rights they may have, pursuant to any awards (and the agreements documenting such awards) granted prior to February 9, 2012 under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan and under the Assured Guaranty Ltd. Performance Retention Plan (the “Award Agreements”) and that any term defined within the Award Agreements by reference to a term defined in the Employment Agreement shall continue to have the meaning attributed to such term by the Employment Agreement for purposes of interpreting the Award Agreements.

Very truly yours,

/s/ Robert B. Mills

Robert B. Mills
Chief Operating Officer
Assured Guaranty Ltd.

Agreed and Accepted:

ASSURED GUARANTY LTD.,
ASSURED GUARANTY CORP.,
ASSURED GUARANTY U.S. HOLDINGS, INC.

February 9, 2012

/s/ James M. Michener

James M. Michener
Their General Counsel